Exhibit (m)(2)

SCHEDULE A

As last revised August 10, 2022

to the

ADVISORSHARES TRUST

DISTRIBUTION PLAN

Dated June 2, 2009

Funds

AdvisorShares Dorsey Wright ADR ETF

AdvisorShares Ranger Equity Bear ETF

AdvisorShares North Square McKee ESG Core Bond ETF

AdvisorShares DoubleLine Value Equity ETF

AdvisorShares STAR Global Buy-Write ETF

AdvisorShares Newfleet Multi-Sector Income ETF

AdvisorShares North Square McKee Core Reserves ETF

AdvisorShares Focused Equity ETF

AdvisorShares Vice ETF

AdvisorShares Dorsey Wright Micro-Cap ETF

AdvisorShares Dorsey Wright Short ETF

AdvisorShares Pure Cannabis ETF

AdvisorShares Dorsey Wright FSM US Core ETF

AdvisorShares Dorsey Wright FSM All Cap World ETF

AdvisorShares Dorsey Wright Alpha Equal Weight ETF

AdvisorShares Pure US Cannabis ETF

AdvisorShares Q Portfolio Blended Allocation ETF

AdvisorShares Q Dynamic Growth ETF

AdvisorShares Alpha DNA Equity Sentiment ETF

AdvisorShares Hotel ETF

AdvisorShares Restaurant ETF

AdvisorShares Gerber Kawasaki ETF

AdvisorShares Psychedelics ETF

AdvisorShares Poseidon Dynamic Cannabis ETF

AdvisorShares Let Bob AI Powered Momentum ETF

AdvisorShares Drone Technology ETF

AdvisorShares Managed Bitcoin Strategy ETF

AdvisorShares MSOS 2x Daily ETF

Distribution Fees

Distribution Services…………………………twenty-five basis points (0.25%)

Calculation of Fees

Distribution fees are based on a percentage of each Fund’s average daily net assets.

Sch. A-1